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Exhibit 4.2(a)
Instruments Defining the Rights of Security Holders

                    REGISTRATION RIGHTS AGREEMENT

     This Agreement is made by and between Topro, Inc. (the "Company") and the undersigned holder of securities of the Company (the "Shareholder"), who has acquired Series A Convertible Preferred Stock (the "Preferred Stock"), which is convertible into shares of the Company's $.0001 par value Common Stock (the "Common Stock"), and Common Stock Purchase Warrants (the "Warrants") exercisable to purchase 400,000 shares of Common Stock and who may, in certain events acquire certain additional Common Stock Purchase Warrants described in
Section 2(b), below (the "Additional Warrants") (the Common Stock underlying the Preferred Stock, the Warrants and the Additional Warrants collectively referred to herein as "the Shares") in a non-public transaction (the "Private Offering") and in accordance with the provisions of a Subscription Agreement and Investment Letter dated June 25, 1997, to be effective as of the closing date of the Private Offering (the "Closing Date").

     WHEREAS, the Shareholder has purchased securities from the Company in a private sale pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the "Act");

     WHEREAS, the Preferred Stock, the Warrants, the Additional Warrants and the Shares are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations promulgated under the Act; and

     WHEREAS, the Shareholder's purchase of the securities was made with the understanding that the Shareholder would receive the registration rights set forth herein;

     NOW, THEREFORE, in consideration for the purchase of the securities by the Shareholder and the mutual promises and covenants set forth herein, the Shareholder and the Company hereby mutually agree as follows:

     So long as the Shareholder owns any of the Preferred Stock, Warrants, Additional Warrants or Shares issued upon conversion or exercise thereof, the Shareholder shall, subject to the terms and conditions set forth herein, have the right to require that the Company register the Warrants and the Shares under the Act as follows:

     1. REGISTRATION RIGHT. The Company shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") registering the shares of Common Stock underlying the Preferred Stock and the Common Stock issuable upon exercise of the Warrants as soon as possible, but not later than July 30, 1997, and shall use its best efforts to

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cause the Registration Statement to become effective as soon as possible thereafter. The Company shall be required to file no more than one registration statement pursuant to this paragraph.

     2. ADDITIONAL WARRANTS ISSUABLE DUE TO COMPANY'S FAILURE TO FILE REGISTRATION STATEMENT AND DELAY IN EFFECTIVENESS.

     (a) If the registration Statement referred to in paragraph 1 above is not declared effective by the SEC by September 30, 1997, the Company will issue to the Shareholder 33,333 "Additional Warrants" (described below in Section 2(b)) and thereafter shall grant to the Shareholder 33,333 Additional Warrants on the last day of each following month if such registration Statement is not effective by such date, until a maximum of 599,994 Additional Warrants have been granted pursuant to this Section 2(a) (i.e., for a maximum of 18 months).

     (b) Each Additional Warrant shall be exercisable to purchase one share of Common Stock at a price of $1.50 per share for a period of two years from date of issuance. The Additional Warrants will not be redeemable by the Company. The Additional Warrants will contain anti-dilution provisions concerning mergers in which the Company is not the survivor, reclassifications of securities, and other extraordinary corporate events.

     3. COMPANY'S OBLIGATIONS IN REGISTRATION. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Shares under the Act, the Company will, as expeditiously as possible:

          (a) Prepare and file with the U.S. Securities and Exchange Commission ("SEC") the proposed registration statement with respect to such Warrants and/or Shares and use its best efforts: (i) to cause such registration statement to become and remain effective to permit the Shareholder to dispose of the Warrants and/or Shares in sales pursuant to the registration statement; and (ii) to keep such registration statement effective until the Shareholder has completed the distribution of the securities registered (the "Selling Period") as provided herein (including the taking of such steps as are necessary to obtain the removal of any stop order);

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective throughout the Selling Period and to comply with the provisions of the Act;

          (c) Furnish to the Shareholder such number of copies of the prospectus and preliminary prospectus in conformity with the requirements of the Act and such other documents as the Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Warrants and/or Shares;

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          (d) Use its best efforts to register or qualify the Shares covered by such registration statement under such securities or blue sky laws of the states in which the Shareholder resides and do any and all other acts and things which may be necessary or desirable to enable the Shareholder to consummate the public sale or other disposition of such Shares in such jurisdictions; and

          (e) Promptly notify the Shareholder, at any time when a prospectus relating to any of such Shares is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in such registration statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In the event the registration statement or prospectus includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Company shall file with the SEC a prospectus supplement under Rule 424 or a post-effective amendment, as required, and shall immediately notify the Shareholder of such filing. The Company agrees to prepare and furnish to the Shareholder a reasonable number of copies of any such supplement or amended prospectus as may be necessary so that, as thereafter delivered to purchasers of the Warrants and/or Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     4. EXPENSES OF REGISTRATION. All expenses incurred by the Company which are necessary in complying with this Agreement, including, without limitation, (a) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), (b) all printing expenses, (c) all fees and disbursements of counsel and accountants for the Company, and (d) all blue sky fees and expenses, are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of the Warrants and Shares incident to any such registration are herein called "Selling Expenses." "Selling Expenses" shall also include the costs of any independent counsel which the Participating Shareholder(s) may choose to represent the Shareholder(s) in connection with the review of the registration. The Company will be responsible for all Registration Expenses in connection with the registration statement filed pursuant to this Agreement. All Selling Expenses in connection with registration pursuant to this Agreement shall be borne proportionately by the Company and by the Shareholder in proportion to the number of shares included in the registration statement for their respective accounts.

     5. SHAREHOLDER OBLIGATIONS. The Company's contractual obligation to include the Warrants and/or Shares on behalf of the Shareholder in a registration statement filed on behalf of the Company shall be subject to the reasonable cooperation of the Shareholder with counsel to the Company. The Warrants and/or Shares held by the Shareholder may be excluded from a registration statement at the election of the Company in the event all information essential for the

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Company and its counsel to prepare the registration statement is not furnished by the Shareholder, after the Shareholder, upon written request of the Company or its counsel, has been given a reasonable amount of time (not less than ten days from the date such request has been sent to the Shareholder) to transmit the requested information to the Company and/or its counsel.

     6. COMPANY'S INDEMNIFICATION. In the event of any registration under the Act of any of the Warrants and/or Shares pursuant to this Agreement, the Company (a) will indemnify and hold harmless each Shareholder and each underwriter, and each other affiliate of a Shareholder or such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which any Shareholder or such underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment thereof or supplement thereto, or any document incident to registration or qualification of the Warrants and/or Shares covered thereby under state securities or blue sky laws, or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or (iii) any violation by the Company of the Act or state securities or blue sky laws applicable to the Company and relating to any action or inaction required by the Company in connection with such registration or qualification under such state securities or blue sky laws, and (b) will reimburse each Shareholder and each such underwriter and each such affiliate for any legal or any other expenses reasonably incurred by each such Shareholder, each such underwriter and each such affiliate, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to any indemnified person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement, or any document incident to registration or qualification under state securities or blue sky laws, in reliance upon and in conformity with any information furnished in writing to the Company or its counsel by such indemnified person specifically for use in the preparation thereof or if such loss, claim, damage, liability or action arose out of the violation of any duty to which the Shareholder may be subject, including the obligation to deliver a copy of any prospectus, supplement or amendment to a purchaser of the Warrants and/or Shares and such prospectus, supplement or amendment was made available to the Shareholder by the Company.

     7. SHAREHOLDER'S INDEMNIFICATION. In the event of any registration of the Warrants and/or Shares under the Act pursuant to this Agreement, the Shareholder will indemnify and hold harmless the Company and each affiliate and controlling person, as defined by the Act, of the Company, each officer or employee of the Company who signs the registration statement, each director of the Company, any agent of the Company and each underwriter, and any and all affiliates and controlling persons, as defined by the Act, of such persons against any and all such losses, claims, damages or liabilities as the Shareholder and others are indemnified against by the Company and will reimburse the Company and each of the foregoing persons for any losses,

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claims, damages or liabilities (or actions in respect thereof) and for any legal or any other expenses incurred by each such person, if the statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished to the Company in writing by such Shareholder specifically for use in connection with the preparation of such registration statement or prospectus.

     8. NOTICE REQUIRED IN CASES SUBJECT TO INDEMNIFICATION. Promptly after receipt by a party entitled to indemnification of notice of the commencement of any action involving a claim referred to in paragraphs 6 or 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred; PROVIDED, HOWEVER, that the indemnifying party shall be obligated to pay such expenses and fees of only one such separate counsel of such indemnified party for matters relating to any one such registration statement, without regard to the number of defenses that may be available or the interests of the parties that may conflict.

     9. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to this Agreement shall terminate at such time as all the securities required to be registered hereunder are eligible for the termination of resale restrictions afforded by Rule 144(k) of the Act (or its successor provision).

     10. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and may not be modified or amended except by an instrument in writing signed by the party against whom enforcement is sought.

     11. AUTHORIZATIONS; BINDING EFFECT. The persons signing this Agreement on behalf of the Company and the Shareholder have been duly authorized to so execute this Agreement and this agreement constitutes the binding obligation of the parties.

     12. NOTICES. Any notice required to be given under the terms of this Agreement shall, if given to the Company, be sent to Topro, Inc. at 2525 West Evans, Denver, Colorado 80219, or at such subsequent address of which the Shareholder may receive written notice, and if to the

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Shareholder at his or her address as set forth in the Subscription Documents furnished by the Shareholder to the Company in connection with the purchase of the Shares, or at such subsequent address of which the Company may receive written notice. All notices shall be sent by certified or registered mail, return receipt requested or by similar postal service, or by regularly scheduled overnight courier service. Notices shall be deemed received upon actual receipt if sent by certified or registered mail, or two days after deposit with such courier service.

     13. PARAGRAPH HEADINGS. The paragraph headings used herein are for convenience only and shall not be deemed to be a substantive part of this Agreement.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     15. SUPERSEDES PRIOR AGREEMENT. This Agreement shall supersede that certain Registration Rights Agreement, dated as of the closing of the April, 1997 purchase and sale of securities between the parties hereto, which is Exhibit B to the Subscription Agreement and Investment Letter dated April 28, 1997.

IN WITNESS WHEREOF, the undersigned parties have executed this Registration Rights Agreement, to be effective as set forth above.

TOPRO, INC. (The Company)               PROFUTURES BRIDGE CAPITAL FUND, L.P.
                                        (The Shareholder)


By: /s/ John Jenkins                  By: BRIDGE CAPITAL PARTNERS,
   ------------------------------         INC., General Partner
   John Jenkins, President


                                      By: /s/ James H. Perry
                                         -----------------------------
                                         James H. Perry, President

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